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                                                                      EXHIBIT 11

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (IN MILLIONS, EXCEPT PER SHARE DATA)


                                                      Three Months Ended           Six Months Ended
                                                            June 30,                   June 30,
                                                      -------------------------    ---------------
                                                        1997        1996           1997        1996
                                                        ----        ----           ----        ----
Net earnings used to calculate earnings
 per share:                                             $12.0        $10.0         $20.6        12.5
                                                        =====        =====         =====        ====

Calculation of primary earnings per share:
    Weighted average common shares                       24.4         24.3          24.3        24.3
    Dilutive effect of assumed exercise of options
      for the purchase of common shares                     -           -              -          -
                                                        -------      -------       -----       ----

    Weighted average common shares used to
      calculate primary earnings per share               24.4         24.3          24.3        24.3
                                                        =====        =====         =====       =====

    Primary earnings per common share                   $0.49        $0.41         $0.85       $0.51
                                                        =====        =====         =====       =====

Calculation of fully diluted earnings per share:
    Weighted average common shares                       24.4         24.3          24.3        24.3
    Dilutive effect of assumed exercise of
      options for the purchse of common shares            0.1           -            0.1         -
                                                        -----       ------         -----       ----

    Weighted average common shares used to
      calculate fully diluted earnings per share         24.5         24.3          24.4        24.3
                                                        =====        =====         =====       =====

    Fully diluted earnings per common share             $0.49        $0.41         $0.84       $0.51
                                                        =====        =====         =====       =====








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